EXHIBIT 4.8

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER
    (to be read in conjunction with the entire Stock Purchase Agreement which follows)


A.   Complete  the  following  items  on  BOTH copies of the Purchase Agreement:

     1. Signature Page: (i) Name of Purchaser (ii) Signature, Name and Title of Individual representing Purchaser.

     2. Appendix I - Stock Certificate Questionnaire: Provide the information requested by the Stock Certificate Questionnaire.

          Appendix II - Registration Statement Questionnaire: Provide the information requested by the Registration Statement Questionnaire.

     3. Return BOTH copies of a properly completed and signed Stock Purchase Agreement including the properly completed Appendix I to:

                    Diversinet Corp.
                    2225 Sheppard Avenue East, Suite 1700
                    Toronto, Ontario
                    M2J 5C2
                    Attention:  Nagy Moustafa, President and CEO

B. Instructions regarding the transfer of funds for the purchase of Shares (as defined in the attached Stock Purchase Agreement) will be sent by facsimile to the Purchaser.

C. Upon the resale of the Shares or the Warrant Shares by the Purchaser after the Registration Statement covering the Shares and the Warrant Shares is effective, as described in the Stock Purchase Agreement, the Purchaser must deliver a current prospectus of the Company to the buyer (prospectuses may be obtained from the Company at the Purchaser's request).

                                                                     EXHIBIT 4.8

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 27th day of March, 2002, by and between Diversinet Corp. (the "Company"), a corporation organized under the laws of the province of Ontario, Canada, with its principal offices at 2225
Sheppard Avenue East, Suite 1700, Toronto, Ontario, M2J 5C2, Canada, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION  1.  AUTHORIZATION  OF  SALE  OF  THE  UNITS.  Subject  to the terms and
             ---------------------------------------
conditions of this Agreement, the Company has authorized the sale to the Purchaser of the number of units (the "Units") each Unit consisting of one common share of the Company (the "Shares"), no par value (a "Common Share") and three-quarters of one purchase warrant of the Company (a "Warrant"), set forth on the signature page hereof. The Warrants will be substantially in the form of Appendix III to this Agreement.

SECTION  2.  AGREEMENT  TO  SELL  AND  PURCHASE  THE SHARES.  At the Closing (as
             ----------------------------------------------
defined in Section 3), the Company will sell the Units to the Purchaser, and the Purchaser will buy the Units from the Company, upon the terms and conditions hereinafter set forth, at a price of $0.60 per Unit for an aggregate purchase price set forth on the signature page hereof. The Purchaser acknowledges that the Closing price of the Common Shares on the Nasdaq Market on March 26, 2002 was $0.55. The Purchaser acknowledges further that the sale of the Units is part of a distribution by the Company of up to 5 million Units.

SECTION  3.  DELIVERY  OF SHARES AT THE CLOSING.  The completion of the purchase
             ----------------------------------
and sale of the Units (the "Closing") shall occur simultaneously with the execution hereof (the "Closing Date"). At the Closing, the Company will issue to the Purchaser (i) one or more stock certificates representing the Shares and
(ii) one or more warrant certificates (in the form of Appendix III) representing the Warrants, in each case registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares. The name(s) in which the stock certificates and warrant certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as APPENDIX I. The Company's obligation to complete the
                      -----------
purchase and sale of the Units being purchased hereunder and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Units being purchased hereunder; (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to or at the Closing, and (c) the Company agreeing to accept the Purchaser's subscription prior to or at the Closing. The Purchaser's obligation to accept delivery of such certificates and to pay for the Units evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION  4.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE COMPANY.  The
             -------------------------------------------------------------
Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1     ORGANIZATION AND QUALIFICATION.  The Company is a corporation duly
             -------------------------------
organized, validly existing and in good standing under the laws of Ontario, Canada.

     4.2     AUTHORIZED  CAPITAL  STOCK.  The  authorized  capital  stock of the
             --------------------------
Company consists of an unlimited number of Common Shares. The number of Common Shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as at October 31, 2001, are as set forth in the audited financial statements of the Company for the year ended October 31, 2001.

     4.3     ISSUANCE, SALE AND DELIVERY OF THE SHARES.  The Shares and Warrants
             -----------------------------------------
which form the Units being purchased hereunder have been duly authorized, and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     4.4     DUE  EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS.  The
             ----------------------------------------------------------
Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), or any statute or any authorization, judgement, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties. Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.5.     INTEGRATION,  ETC.  The Company has not in the  past  nor  will it
              ------------------
hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Units, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act. Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities
Act) which is or could be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the Shares or Warrants which form the Units or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Units or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

     4.6     COMPLIANCE  WITH  SECURITIES  LAWS.  Subject to the accuracy of the
             ----------------------------------
representations and warranties of the Purchaser contained herein, the issuance of the Shares and Warrants which form the Units to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

     4.7     ADDITIONAL INFORMATION.  The Company has made available to the
             ----------------------
Purchaser a true and complete copy of each report, schedule, and definitive proxy statement filed by the Company with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act") since November 1, 2000 (as such documents have since the time of their filing been amended, the "Information Documents").

SECTION 5.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE  PURCHASER.
            ----------------------------------------------------------------

     5.1 The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Units, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Units pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority; (iii) the Purchaser is acquiring the number of Units set forth in the signature page hereto, for its own account for investment only and with no present intention of distributing any of the Shares or Warrants which form such Units or any arrangement or understanding with any other persons regarding the distribution thereof; (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrants which form such Units except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable state securities or blue sky laws; (v)
the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, attached hereto as APPENDIX I and APPENDIX II, for use in preparation of the Registration
-----------       ------------
Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the number of Units set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; and (viii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

     5.2 The Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrants which form the Units, or of the Common Shares issuable upon exercise of such Warrants (the "Warrant Shares) without satisfying the prospectus delivery requirements under the Securities Act, if any.

     5.3 The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the Purchaser is duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization, and (iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.4 The Purchaser recognizes that an investment in the Units is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser's investment.

     5.5 All of the information provided to the Company or its agents or representatives concerning the Purchaser's suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof. The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

     5.6 The address set forth in the signature page hereto is the Purchaser's true and correct domicile.

     5.7 The Purchaser covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

     5.8 The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares or Warrant Shares shall be endorsed with the legend in substantially the form set forth below and the certificate evidencing the Warrants shall be endorsed with the legend in substantially the form set forth in Appendix III, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares, Warrants or Warrant Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificates:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR
         (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN

         OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

         IF THE DISTRIBUTIONS OF THE SECURITIES REPRESENTED BY THE CERTIFICATE WAS SUBJECT TO SECURITIES LEGISLATION OF CANADA, THEN UNLESS PERMITTED UNDER SECURITIES LEGISLATION OF CANADA, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE [THE DATE WHICH IS FOUR MONTHS AFTER THE DATE OF CLOSING].

SECTION  6.  SURVIVAL  OF  REPRESENTATIVES,  WARRANTIES  AND  AGREEMENTS.
             -----------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive following the delivery to the Purchaser of the Shares and Warrants being purchased and the payment therefor.

SECTION  7.  REGISTRATION  OF  THE  SHARES:  COMPLIANCE WITH THE SECURITIES ACT.
             ------------------------------------------------------------------

     7.1  REGISTRATION  STATEMENT  ON  FORM  F-3.  The  Company  represents  and
          --------------------------------------
warrants that the Company meets the requirements for use of Form F-3 under the Securities Act.

     7.2  REGISTRATION  PROCEDURES  AND  EXPENSES.  The  Company  shall:
          ---------------------------------------

          (a) as soon as practicable, but in no event later than ninety (90) days following the date of Closing, prepare and file with the SEC a Registration Statement on Form F-3 relating to the resale pursuant to Rule 415 under the Securities Act of the Shares and the Warrant Shares by the Purchaser from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Shares are then traded or in privately-negotiated transactions, and specifically excluding underwritten offerings;

          (b) subject to receipt of necessary information from the Purchaser, use reasonable commercial efforts to cause the Registration Statement (as defined in Section 7.3 hereof) to be declared effective by the Commission within one hundred and eighty (180) days after the Registration Statement is filed with the Commission;

          (c) promptly and in good faith respond to all Commission's comments on the Registration Statement, and within two (2) business days of receipt of an indication from the Commission that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

          (d) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Purchaser may sell all the Shares then held by the Purchaser within a three-month period in accordance with Rule 144 under the Securities Act ("Rule 144"), or (iii) such time as all the Shares purchased by the Purchaser have been sold pursuant to a registration statement;

          (e) so long as the Registration Statement is effective covering the resale of the Shares owned by the Purchaser, furnish to the Purchaser with respect to the Shares and Warrant Shares registered under the Registration Statement such reasonable number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

          (f) file documents required of the Company for blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

          (g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.2 and the registration of the Shares and Warrant Shares pursuant to the Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any; and

          (h) with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell the Shares and Warrant Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Purchaser's Shares and Warrant Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or
(B) such date as all of the Purchaser's Shares and Warrant Shares shall have been resold and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act.

SECTION  8.  NOTICES.  All  notices, requests, consents and other communications
             -------
hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

          if  to  the  Company,  to:

               Diversinet  Corp.
               2225  Sheppard  Avenue  East,  Suite  1700
               Toronto,  Ontario  M2J  5C2,  Canada
               Facsimile:  (416)  756-7346
               Attention:  Nagy  Moustafa,  President  and  CEO

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9.  CHANGES.  This  Agreement  may  not  be  modified or amended except
            -------
pursuant  to  an instrument in writing, signed by the Company and the Purchaser.

SECTION 10.  HEADINGS.  The  headings of the various sections of this Agreement
             --------
have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11.  SEVERABILITY.  In  case  any provision contained in this Agreement
             ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12.  GOVERNING  LAW.  This Agreement shall be governed by and construed
             --------------
in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.

SECTION 13.  COUNTERPARTS.  This  Agreement  may  be  executed  in  two or more
             ------------
counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

SECTION 14.  ENTIRE  AGREEMENT.  This  Agreement  (including  the  attachments
             -----------------
hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

SECTION 15.  RIGHT  OF  ACCEPTANCE.  The Purchaser acknowledges and agrees that
             ---------------------
the Company shall have the right, at its sole discretion, to accept or reject, up to the Closing, any subscription for Units and that acceptance thereof is not subject to the Company having received any minimum amount of subscription proceeds. The Purchaser further acknowledges and agrees that execution of this Agreement by the Purchaser shall not result in any obligation on the Company until such time as this Agreement shall have been duly executed by the Company and Closing shall have occurred. Any funds received by the Company or its agent from the Purchaser on account of the purchase price of the

Units will be returned to the Purchaser (without interest or deduction) at the address indicated in Appendix I in the event the Company determines, in its sole discretion, to reject the Purchaser's subscription for Shares.

SECTION 16.  RIGHT  TO  APPOINT  AGENT.  The  Purchaser  acknowledges  that the
             --------------------------
Company retains the right, in its sole discretion, to appoint a placement agent in connection with the sale of Shares to the Purchaser and that the Company may pay to such placement agent a fee which may be calculated by reference to the purchase price payable by the Purchaser.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:



                                     ---------------------------------------
                                     [Name of Purchaser]

                                     By:
                                        ------------------------------------
                                           Name:
                                           Title:


                                     Address:
                                             -------------------------------

                                                ----------------------------

                                                ----------------------------
                                     Telephone:
                                                ----------------------------
                                     Facsimile:
                                                ----------------------------
                                     Date:
                                                ----------------------------

Number of                Price Per            Aggregate
Units                    Unit in              Price in
to be Purchased          U.S. Dollars         U.S. Dollars
-----------------        -------------        -------------
                         $0.60


Accepted and Agreed to by:


                                DIVERSINET CORP.



                                By:
                                   ---------------------------------
                                      Nagy Moustafa, President
                                      and Chief Executive Officer


                                Date:
                                     -------------------------------

                                                                     EXHIBIT 4.8

                                   APPENDIX I


                                DIVERSINET CORP.

                         STOCK CERTIFICATE QUESTIONNAIRE


Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares and Warrants are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:


     --------------------------------------------

2. The relationship between the Purchaser and the Registered Holder listed in response to item 1 above:


     --------------------------------------------


3. The mailing address of the Registered Holder listed in response to item 1 above:


     --------------------------------------------

     --------------------------------------------

     --------------------------------------------


4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:


     --------------------------------------------

                                   APPENDIX II


                                DIVERSINET CORP.

                      REGISTRATION STATEMENT QUESTIONNAIRE


     In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state you or your organization's address and name exactly as it should appear in the Registration Statement:


     --------------------------------------------

     --------------------------------------------

     --------------------------------------------

     2. Please provide the number of Common Shares that you or your organization will own immediately after Closing, including those Shares and Warrants purchased by you or your organization pursuant to this Purchase Agreement and those Common Shares purchased by you or your organization through other transactions:


     --------------------------------------------

     --------------------------------------------

     --------------------------------------------

     3. Have you or your organization had any position, office or other material relationship within the past three (3) years with the Company or its affiliates? Please circle the correct answer.

            Yes          No